UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2017

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37686	98-1209416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited 94 Solaris Avenue, Camana Bay Grand Cayman KY1-1108 Cayman Islands
(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 8.01 regarding the share subscription is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On August 31, 2017, BeiGene, Ltd. (“BeiGene”) issued a press release announcing the closing of the transactions described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01 Other Events.

Summary

On August 31, 2017, BeiGene announced the closing of its strategic collaboration with Celgene Corporation (“Celgene”) that the parties previously announced on July 5, 2017, as further described below.

Exclusive License and Collaboration Agreement

As previously disclosed, on  July 5, 2017, BeiGene entered into an Exclusive License and Collaboration Agreement (the “PD-1 License Agreement”) with Celgene and its wholly-owned subsidiary, Celgene Switzerland LLC (“Celgene Switzerland”), pursuant to which BeiGene granted to the Celgene parties an exclusive right to develop and commercialize BeiGene’s investigational anti-programmed cell death protein 1 (“PD-1”) inhibitor, BGB-A317, in all fields of treatment, other than hematology, in the United States, Europe, Japan and the rest of world other than Asia. On August 31, 2017, BeiGene, Celgene and Celgene Switzerland amended and restated the PD-1 License Agreement (such agreement, the “A&R PD-1 License Agreement”) to, among other things, clarify the parties’ responsibilities relating to the conducting and funding of certain global registration clinical trials and clarify the scope of the regulatory materials transferred by BeiGene to Celgene.

The foregoing description of the terms of the A&R PD-1 License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R PD-1 License Agreement, which BeiGene intends to file as an exhibit to a subsequent periodic report or an amendment to this Current Report on Form 8-K.

Concurrent with the closing of the other transactions described in this Current Report on Form 8-K, and following the expiration or termination of applicable waiting periods under all applicable antitrust laws, the A&R PD-1 License Agreement became effective as of August 31, 2017 (the “Effective Date”). Celgene is required to pay BeiGene $263 million in upfront license fees after the effectiveness of the A&R PD-1 License Agreement.

Celgene China Agreements

On the Effective Date, a wholly-owned subsidiary of BeiGene, BeiGene (Hong Kong) Co., Ltd., acquired 100% of the equity interests of Celgene Pharmaceutical (Shanghai) Co., Ltd. (“Celgene Shanghai”), a wholly foreign-owned subsidiary of Celgene Holdings East Corporation established under the laws of China, for an undisclosed cash payment. Celgene Shanghai is in the business of, among other things, providing marketing and promotional services in connection with certain pharmaceutical products manufactured by its affiliates. Prior to the Effective Date, Celgene Shanghai separated certain business functions, including regulatory and drug safety, that will continue to support the business acquired by BeiGene. In addition, the name of Celgene Shanghai is being changed to BeiGene Pharmaceutical (Shanghai) Co., Ltd.

As previously disclosed, on July 5, 2017, BeiGene and a wholly-owned subsidiary of Celgene, Celgene Logistics Sàrl (“Celgene Logistics”), entered into a License and Supply Agreement (the “China License Agreement”), pursuant to which BeiGene has been granted the right to exclusively distribute and promote Celgene’s approved cancer therapies, ABRAXANE®, REVLIMID®, and VIDAZA®, and its investigational agent CC-122 in clinical development,  in China excluding Hong Kong, Macau and Taiwan. The China License Agreement became effective as of the Effective Date concurrent with the closing of the acquisition of Celgene Shanghai.

Share Subscription Agreement

On the Effective Date, BeiGene closed the sale of 32,746,416 of its ordinary shares to Celgene Switzerland for an aggregate cash price of $150 million, or $4.58 per ordinary share, or $59.55 per American Depositary Share, pursuant to the previously disclosed Share Subscription Agreement dated July 5, 2017 by and between BeiGene and Celgene Switzerland (the “Share Subscription Agreement”). The offer and sale of the shares issued pursuant to the Share Subscription Agreement was made in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, for transactions by an issuer not involving a public offering, and/or Regulation D under the Securities Act. All certificates evidencing the shares will bear a standard restrictive legend under the Securities Act.

*  *  *

The transactions described above were previously disclosed by BeiGene on its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 6, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued on August 31, 2017, furnished herewith

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on August 31, 2017, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017	BEIGENE, LTD.

	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel